Exhibit 4.158

Execution Copy

LIMITED LIABILITY COMPANY AGREEMENT

OF

CRUMP GEOTHERMAL COMPANY LLC

A Delaware Limited Liability Company

TABLE OF CONTENTS

1.	Organization of Company		1
	1.1	Name	1
	1.2	Formation	1
	1.3	Registered Agent	1

2.	Definitions, Rules of Construction		1

3.	Purpose		2

4.	Principal Office		2

5.	The Members		2

6.	Term		3

7.	Management of the Company		3

	7.1	Manager	3
	7.2	Appointment by Manager	3
	7.3	Execution of Company Documents	3

8.	Covenants of the Members and the Manager		3

9.	Company Capital		4
	9.1	Capital Contributions	4
	9.2	Certificates of Interest	5

10.	Distributions; Allocations of Income and Loss		5

11.	Books and Records		5

12.	Assignments of Company Interest and Units		5

13.	Dissolution		5

14.	Winding Up		6
	14.1	Responsibility for Winding Up	6
	14.2	Distribution of Assets Upon Winding Up	6

15.	Limitation on Liability		6

16.	Indemnification		6
	16.1	Indemnification of Manager and Member	6
	16.2	Indemnification of Directors, Officers, Employees and Agents	7

17.	Reliance by Third Parties		7

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18.	No Corporation or Partnership Intended for Nontax Purposes	7

19.	Amendments; Entire Agreement; Severability	7

20.	Approval	8

21.	Counterparts	8

22.	Notices	8

23.	Governing Law	8

Exhibit A
Exhibit B

-ii-

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement of Crump Geothermal Company LLC (the "Company") is made and entered into as of November 30, 2010, by and among the Company, Ormat Nevada Inc., a Delaware corporation ("Ormat"), and NGP (Crump 1), a Nevada corporation ("NGP") (Ormat and NGP are each individually a "Member" and collectively the "Members").

Agreement

For and in consideration of the mutual covenants contained in this Agreement, the Company and the Members agree as follows:

1. Organization of Company

1.1 Name

The name of the Company is Crump Geothermal Company LLC, or such other name as the Members may from time to time hereafter designate.

1.2 Formation

The Members have formed the Company as a Limited Liability Company under the Act.

1.3 Registered Agent

The name and address of the registered agent of the Company are as follows:

HIQ Corporate Services, Inc.
3500 South Dupont Highway
Dover, Delaware 19901

2. Definitions, Rules of Construction

In addition to terms otherwise defined herein, the following terms are used herein as defined below:

"Act" means the Delaware Limited Liability Company Act, and any successor statute, as amended from time to time.

"Agreement" means this Limited Liability Company Agreement as originally executed and as amended or restated from time to time.

"Letter Agreement" means that certain Letter Agreement, dated as of October 29, 2010, between Ormat and Nevada Geothermal Power Inc., ("NGP Inc."), a British Columbia corporation and the parent of NGP.

"Manager" means the Manager designated in Section 7 hereof.

"Member" means the Members identified in Section 5 hereof and any other Member subsequently admitted to the Company pursuant to Section 12 hereof.

"Project" has the meaning specified in the Letter Agreement.

"Unit" means the limited liability company interest of a Member as acquired by the Member pursuant to Section 9 hereof.

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Letter Agreement.

3. Purpose

The purpose of the Company is: (i) to engage in the exploration, development, permitting, drilling, financing, construction, owning, operation and maintenance of the Project; (ii) to engage in the transactions contemplated by and to give effect to the Letter Agreement and the Company's material project agreements and other material contracts; (iii) to engage in the business of generating and supplying electricity from the Project, and the sale of all other ancillary or related products, including, without limitation, environmental or other attributes resulting from or associated with the operation of the Project and the sale of electricity therefrom; and (iv) to engage in any lawful act or activity, enter into any agreement and to exercise any powers permitted to limited liability companies organized under the Act that are incidental to or necessary, suitable or convenient for the accomplishment of the purposes specified above.

4. Principal Office

The principal office of the Company, and such additional offices as the Manager may establish, shall be located at such place or places inside or outside the State of Delaware as the Manager may designate from time to time.

5. The Members

The names and business or residence addresses of the Members of the Company are:

In the case of Ormat:

Ormat Nevada Inc.
6225 Neil Road
Reno, NV 89511-1136

In the case of NGP:

c/o Nevada Geothermal Power Inc.
900 – 409 Granville Street
Vancouver, BC V6C 1T2

6. Term

The Company shall continue until dissolved and terminated in accordance with Section 13 of this Agreement.

7. Management of the Company

7.1 Manager

The Manager shall be Ormat Nevada Inc. The Manager shall serve until it is replaced, resigns or dissolves. The Company shall be managed pursuant to the terms of this Agreement and the terms of the Letter Agreement. Except as required under the Letter Agreement, including without limitation, the participation of the Management Committee and Ormat's obligation to consult with NGP Inc. in each case to the extent provided in the Letter Agreement, the Manager shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company.

7.2 Appointment by Manager

Subject to the requirements of the Letter Agreement, the Manager may (i) appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion, and (ii) delegate to any such officer, person or entity such authority to act on behalf of the Company as the Manager may from time to time deem appropriate in its sole discretion.

7.3 Execution of Company Documents

When the taking of such action has been authorized pursuant to Section 7.1 hereof, any officer of the Company or any other person specifically authorized by the Manager may execute any contract or other agreement or document on behalf of the Company and may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates of amendment to the Company's certificate of formation, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the Company, a certificate of cancellation canceling the Company's certificate of formation.

8. Covenants of the Members and the Manager

The Members shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. The Members and the Manager, as applicable under the Letter Agreement, also shall cause the Company to:

(a) maintain its own separate books and records and bank accounts;

(b) at all times hold itself out to the public and all other Persons as a legal entity separate from the Members and any other Person;

(c) file its own tax returns and pay any taxes so required to be paid under applicable law;

(d) except as contemplated by this Agreement or the Letter Agreement, not commingle its assets with assets of any other Person;

(e) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(f) maintain separate financial statements;

(g) pay its own liabilities only out of its own funds;

(h) pay the salaries of its own employees, if any;

(i) not hold out its credit or assets as being available to satisfy the obligations of others;

(j) allocate fairly and reasonably any overhead for shared office space;

(k) use separate stationery, invoices and checks;

(l) except as contemplated by this Agreement or the Letter Agreement, not pledge its assets for the benefit of any other Person;

(m) correct any known misunderstanding regarding its separate identity; and

(n) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities.

Failure of the Company, the Members or the Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members.

9. Company Capital

9.1 Capital Contributions

The Members shall make capital contributions at such times and in such amounts and for such Units as shall be determined in accordance with the terms of the Letter Agreement.

9.2 Certificates of Interest

Each Member shall initially have the number of Units specified in Exhibit A. The Units shall be evidenced by certificates of interest signed by the Manager, substantially in the form attached as Exhibit B. Any such certificates shall be "securities" governed by Article 8 of the Uniform Commercial Code in any jurisdiction (1) that has adopted revisions to Article 8 of the Uniform Commercial Code substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (2) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in a Member's interest and Units in the Company. Such authorization or issuance shall not affect Units which already may have been issued without certificate of interest. The provisions of this Agreement, including this Section 9.2, are intended to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

10. Distributions; Allocations of Income and Loss

Distributions of cash or other assets of the Company to the Members shall be made at such times and in such amounts as may be determined in accordance with the provisions of the Letter Agreement.

11. Books and Records

The Manager shall maintain records and accounts of all operations and expenditures of the Company. With respect to capital contributions, distributions, and allocations to the Members, the Manager shall maintain records in a written form similar to Exhibit A along with copies of any certificates of interest which may have been issued by the Manager on behalf of the Company.

12. Assignments of Company Interest and Units

A Member's interest and Units in the Company shall be transferable in whole or in part only in accordance with the terms of the Letter Agreement.

13. Dissolution

Subject to the provisions of Section 14 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a) the determination of the Members to dissolve the Company; or

(b) at such time as there are no Members.

14. Winding Up

14.1 Responsibility for Winding Up

Upon dissolution of the Company pursuant to Section 13, the Manager may wind up the Company's affairs; but the Court of Chancery, upon cause shown, may wind up the Company's affairs upon application of a legal representative or assignee of the Manager, and in connection therewith may appoint a liquidating Trustee.

14.2 Distribution of Assets Upon Winding Up

Upon the winding up of the Company, the assets shall be distributed as follows:

(a) To creditors, including a Member should it be a creditor, in satisfaction of liabilities of the Company other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to the Members; and

(b) The remainder, if any, shall go to the Members in proportion to the number of Units held by each Member.

15. Limitation on Liability

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members and Manager of the Company shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or the Manager.

16. Indemnification

16.1 Indemnification of Manager and Member

To the fullest extent not prohibited by law, the Company shall indemnify and hold harmless each Member and Manager from and against any and all losses, claims, demands, costs, damages, liabilities (joint and several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which such Member or Manager may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to any business of the Company transacted or occurring while such Member was a Member or the Manager was a Manager, as the case may be, regardless of whether such Member or Manager continues to be a Member or the Manager of the Company at the time any such liability or expense is paid or incurred. In addition, the Company may advance funds to each Member or the Manager claiming indemnification under this Section 16.1 for legal expenses and other costs incurred as a result of a legal action brought against such Person to the extent permitted under and subject to the requirements of applicable law.

16.2 Indemnification of Directors, Officers, Employees and Agents

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including a service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such a proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

17. Reliance by Third Parties

This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, the Manager and their successors and assigns. Specifically (but not by way of limitation), this Agreement is not intended for the benefit of any creditor of the Company or any other. Except to the extent provided by applicable statute, and then only to that extent, no such creditor or third party shall have any rights under this Agreement or under any other agreement between the Company and a Member or the Manager, either with respect to any contribution to the Company or otherwise.

18. No Corporation or Partnership Intended for Nontax Purposes

The Members have formed the Company under the Act, and expressly deny any intent hereby to form a partnership under either the Delaware Uniform Partnership Act or the Delaware Limited Partnership Act or a corporation under the Delaware General Corporation Laws.

19. Amendments; Entire Agreement; Severability

This Agreement may be amended only upon the written consent of the Members. This Agreement and the Letter Agreement constitute the entire agreement of the Members and the Manager relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the economic effect and intent of the parties underlying the invalid, illegal or unenforceable provision.

20. Approval

Except as otherwise provided under the Letter Agreement, any required approval by the Members under this Agreement, the Act or otherwise shall be made by obtaining the written consent of Members owning more than 50% of the total outstanding Units of the Company.

21. Counterparts

This Agreement may be executed in any number of counterparts, by manual or facsimile signatures, each of which shall be an original, but all of which together shall constitute one and the same instrument.

22. Notices

Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be given (a) to each Member at its address on Exhibit A, or such other address as the Member may specify by notice to the Manager and to all of the other Members, if any; or (b) to the Company at the address of the principal office of Company specified in Section 4, or at such other location as the Company shall have specified in writing to the Members as its principal office, or (c) to the Manager at 6225 Neil Road, Reno, NV 89511-1136 or such other address as the Manager may specify by notice to the Company. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

23. Governing Law

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

MEMBER:

ORMAT NEVADA INC.

/s/ Connie Stechman
By:
Name: Connie Stechman
Title: Assistant Secretary

MEMBER:

NEVADA GEOTHERMAL POWER INC.

By:
Name:
Title

COMPANY:

CRUMP GEOTHERMAL COMPANY LLC

By ORMAT NEVADA INC., its Manager

By:	/s/ Connie Stechman
Name:	Connie Stechman
Title:	Assistant Secretary

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

MEMBER:

ORMAT NEVADA INC.

By:
Name:
Title:

MEMBER:

NEVADA GEOTHERMAL POWER INC.

/s/ Brian Fairbank
By:
Name: Brian D. Fairbank
Title President

COMPANY:

CRUMP GEOTHERMAL COMPANY LLC

By ORMAT NEVADA INC., its Manager

By:
Name:
Title:

EXHIBIT A

Member	Units
Name & Address	Owned

Ormat Nevada Inc.	500
6225 Neil Road
Reno, NV 89511-1136

NGP (Crump 1)	500
c/o Nevada Geothermal Power Inc.
900 – 409 Granville Street
Vancouver, BC V6C 1T2

Exhibit B

Form of Certificate for Unit of Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN CRUMP GEOTHERMAL COMPANY LLC AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No. [___]	Unit of Membership Interests

Crump Geothermal Company LLC
a Delaware Limited Liability Company
Certificate of Interest

This certifies that [__________________] is the owner of [__________________] Units of Membership Interests in Crump Geothermal Company LLC (the “Company”), which limited liability company interests are subject to the terms of the Limited Liability Company Agreement of Crump Geothermal Company LLC, dated as of [___________], 2010, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement and that certain Letter Agreement referred to therein.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized representative this [___] day of [_______________], 2010.

CRUMP GEOTHERMAL COMPANY LLC

By ORMAT NEVADA INC., its Manager

By:
Name:
Title:

[Reverse]

INSTRUMENT OF TRANSFER OF
UNIT OF MEMBERSHIP INTEREST IN
CRUMP GEOTHERMAL COMPANY LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(print or type name of assignee)

the limited liability company interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer said interest on the books of CRUMP GEOTHERMAL COMPANY LLC, with full power of substitution in the premises.

Dated as of:

[__________________]

By:_________________________
Name:
Title: